CICERO

DATA DELIVERY AGREEMENT

This **Data Delivery Agreement** (the "**Agreement**") is made and entered into on June 4th, 2020 ("**Effective Date**") by and between Cicero Transact Group, Inc. ("**Company**"), a Delaware corporation, with its principal place of business at 1858 Pleasantville Road, Suite 110, Briarcliff Manor, NY 10510 and Success Entertainment Group International, Inc. ("**Client**"), a Nevada corporation, with its principal place of business at 215 North Jefferson Street, Ossian, IN 46777. The Company and Client may be referred to collectively as the "**Parties**" or singularly as a "**Party**" to this Agreement.

RECITALS

A. WHEREAS, Client desires to purchase sector-specific data records for lead generation or marketing purposes for the Client's products and services (the "**Data**").

B. WHEREAS, Company desires to sell the above Data records to Client in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to the terms below.

1. Effective Date

This Agreement shall be in full force and effect commencing as of the Effective Date.

2. Data Records & Websites

Company shall deliver the sector-specific data set forth on **Exhibit A** (the "**Data**") to the Client, on a non-exclusive basis, for the specific price set forth on Exhibit A. The Company retains all original rights to such Data. The Client cannot assign, transfer, share, or in any other manner allow a third party to use the Data. Company shall deliver rebranded Client websites as set forth on **Exhibit A** (the "**Websites**") and shall transfer Client specific domains for each of the websites.

3. Purchase Price

Client agrees to pay Company the purchase price as described in **Exhibit A** (the "**Purchase Price**"), which shall be incorporated as part of this Agreement, for Company's delivery of the Data. The exchange of the Data for the Purchase Price shall take place on the Effective Date.

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CICERO

4. No Guarantee

The Parties hereto acknowledge and agree that the Company cannot guarantee any specific results from the Client's use of the Data in Exhibit A. Company shall deliver the Data in a professional manner and in accordance with good industry practice. Company will use its best efforts but does not promise any specific results from the Client's use of the Data.

5. Assignment

Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either Party hereto (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

6. Amendments

Either Party may request changes to this Agreement. Any changes, modifications, revisions or amendments to this Agreement which are mutually agreed upon by and between the Parties to this Agreement shall be incorporated by written instrument, and effective when executed and signed by all Parties to this Agreement.

7. Confidentiality

The Parties agree to keep this Agreement confidential and may not disclose either the existence or the terms of the Agreement to third parties without the prior written consent of the other Party.

8. Indemnification

Because Company must at all times rely upon the accuracy and completeness of the information supplied to it by Client, Client unconditionally, absolutely and irrevocably agrees to and shall indemnify and hold harmless Company and its past, present and future directors, officers, affiliates, counsel, shareholders, employees, agents, attorneys, representatives, contractors, successors and assigns (Company and such persons are collectively referred to as the "**Indemnified Persons**") from and against any and all losses, claims, costs, expenses, liabilities and damages (or actions in respect thereof) arising out of or related to this Agreement, the delivery of Data pursuant to the Agreement, and any actions taken or omitted to be taken by an Indemnified Party in connection with this Agreement ("**Indemnified Claim**").

Without limiting the generality of the foregoing, such indemnification shall cover losses, claims, costs, expenses, liabilities and damages imposed on or incurred by the Indemnified Persons, directly or indirectly, relating to, resulting from, or arising out of any actual or alleged misstatement of fact or omission of fact or

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any actual or alleged inaccuracy in any information provided or approved by Client in connection with this Agreement, including any actual or alleged misstatement, omission or inaccuracy in any filing with any governmental or regulatory body, press release, website, marketing material or other document, or oral presentation or webcast; or, infraction or violation of any policy, laws, rules or regulations of any country with jurisdiction over either party, including, but not limited to, any rules and regulations around securities filings, and/or any related or required public, investor or marketing disclosures, whether or not the Indemnified Persons relied thereon or had knowledge thereof.

In addition, Client agrees to reimburse the Indemnified Persons for legal or other expenses reasonably incurred by them in respect of each Indemnified Claim at the time such expenses are incurred. Notwithstanding the foregoing, Client shall not be obligated under the foregoing for any loss, claim, liability or damage that is finally determined by a court with proper jurisdiction to have resulted primarily from the willful misconduct or bad faith of the Indemnified Person.

9. Limitation of Liability

In no event shall either Party be liable to the other or to any third party for any indirect, incidental, special or consequential damages, or damages for lost profits or loss of business, however caused and under any theory of liability, whether based in contract, tort (including negligence) or other theory of liability, regardless of whether either Party was advised of the possibility of such damages and notwithstanding the failure of essential purpose of any limited remedy.

10. Governing Law; Binding Arbitration

This Agreement and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in New York County, New York.

11. Counterparts / Electronic Signature

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of electronic copies bearing the electronic signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such electronic copies shall constitute enforceable original documents.

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CICERO

12. Notices

All notices, consents, waivers or other communications given under this Agreement shall be in writing and given by overnight delivery (by a nationally recognized overnight courier service), personal delivery or by registered or certified mail with postage prepaid and return receipt requested, at the respective addresses of the Parties as set forth above or at the most current address as may be supplied by such Party to the other pursuant to this Agreement.

13. Entire Agreement / Severability

This Agreement constitutes and embodies the entire understanding and agreement of the Parties and supersedes and replaces all other or prior understandings, agreements and negotiations between the parties. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each Party hereto, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof. Any waiver by either Party or a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any Party.

[SIGNATURE PAGE FOLLOWS]

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CICERO

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement, effective as of the Effective Date.

COMPANY:	**CLIENT:**
Cicero Transact Group, Inc.	**Success Entertainment Group International, Inc.**
By:__________	By:__________
Michael Woloshin, CEO	William Robinson, President & CEO

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{01055204.DOCX;1 }

CICERO

EXHIBIT A - DATA DELIVERY

I. Data Delivery

Data Deliverables	Number of Records Purchased	Purchase Price Breakdown
Delivery of data records for: Nurses - Doctors - Investors - Municipality - Hospital - Medical Facilities	**720,000 data records**	720,000 data records at $0.25 per record = $180,000

II. Websites

The following websites will be rebranded using client specific domains which will be transferred to the Client :

1. www.hospitalnewshubb.com
2. www.medicalnewshubb.com
3. www.5gnewshubb.com
4. www.telecommnewshubb.com
5. www.waternewshubb.com

III. Purchase Price

The Purchase Price for the Data described in Section I. of this Exhibit A shall be $180,000 payable through the issuance of 9,000,000 shares of the Client's common shares (the "**Shares**"). The number of Shares has been determined by dividing the total value of the Data delivered to Client in Section I. of this Exhibit A, by the lowest trade price $0.02 of the Client's common shares over the five trading days prior to the execution of this Agreement. The Purchase Price shall be deemed paid in full on the Effective Date. Such Shares shall be issued to the Company within 3 business days of the Effective Date.

If the market value of the Shares falls below the total value of the Data defined in Section I. on the six month anniversary of the Effective Date of this Agreement and prior to the first sale of any of the Shares by the Company, the Company will receive additional shares from the Client in the form of a "True Up" request. Market value shall be determined using the lowest trade price in the preceding five trading days. Upon the Company's submission of a True Up request to the Client, the Client shall issue sufficient additional common shares to Company to bring the total value of Company's shares received under this Agreement to the total value of the Data in Section I., using the lowest trade price of the Client's common stock within the 5 trading days just prior to submission of the True Up request.

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